EXHIBIT 99.1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13G, and all amendments thereto, with respect to the shares of Common stock of UTSTARCOM INC.

Date: February 12, 2007
                                                  /s/ James H. Simons
                                                  ------------------------------
                                                         James H. Simons


                                                  Renaissance Technologies Corp.

                                                  By: /s/ Mark Silber
                                                      --------------------------
                                                      Mark Silber
                                                      Vice President


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